Exhibit 10.3

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of June 4, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), made by BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, a Maryland statutory trust (“Guarantor”), in favor of NOMURA CORPORATE FUNDING AMERICAS, LLC (including its successors and assigns, “Buyer”).

RECITALS

Pursuant to the Master Repurchase Agreement, dated as of June 4, 2026 (as amended, restated supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among BLKM V, LLC, as a seller (“Initial Seller”), the Additional Sellers joined thereto from time to time (together with the Initial Seller, each, a “Seller” and collectively, the “Sellers”) and Buyer, Buyer may agree, from time to time to enter into Transactions with Sellers, upon the terms and subject to the conditions set forth therein. It is a condition precedent to Buyer entering into Transactions with Sellers under the Repurchase Agreement that Guarantor shall have executed and delivered this Guaranty to Buyer.

NOW, THEREFORE, in consideration of the premises and to induce Buyer to enter into the Repurchase Agreement and engage in Transactions with Sellers, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees to execute and deliver this Guaranty to Buyer.

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein (including the Recitals) shall have the meanings given to them in the Repurchase Agreement and the Pricing Side Letter.

(b) For purposes of this Guaranty, the following terms shall have the following meanings:

“Full Recourse Trigger Event” shall mean the occurrence of any of the following events:

(a) an Insolvency Event occurs with respect to any Seller Party;

(b) any Seller Party has breached Section 14(x) (Special Purpose Entity) of the Repurchase Agreement, which breach results in a substantive consolidation of any Seller with any other entity;

(c) the removal or disposal of any portion of the Purchased Assets by any Seller Party after an Event of Default; or

(d) a Change in Control shall have occurred without the prior written consent of Buyer.

“Guarantor Obligations” shall mean collectively (but without duplication) (a) the Trigger Obligations, (b) the amounts due and payable by Guarantor pursuant to Sections 2(b) and 2(d) hereof, and (c) other than as set forth in clause (b) of this definition, full payment and performance of all Obligations under the Repurchase Agreement, provided that Guarantor’s total liability under this clause (c) shall not exceed the product of (i) twenty-five percent (25%) and (ii) the Obligations.

“Loss Recourse Trigger Event” shall mean the occurrence of any of the following events:

(a) any material fraud, intentional misrepresentation of a material fact or intentional omission of a material fact on the part of any Seller Party or any of their respective Affiliates in connection with any of the Facility Documents or the Obligations;

(b) the gross negligence, illegal acts or willful misconduct by or on behalf of any Seller Party or any of their respective Affiliates in connection with any of the Facility Documents;

(c) any misappropriation, misapplication or conversion by any Seller Party or any of their respective officers, employees or affiliates, of any Income received with respect to the Purchased Assets or any escrows, reserves or other amounts maintained in respect of any Purchased Asset, in each case, in violation of the Facility Documents;

(d) any seizure or forfeiture of any Purchased Asset or portion thereof, or any Seller’s interest therein, as a result of any criminal wrongdoing on the part of any Seller Party or any of their respective officers, employees or Affiliates;

(e) any claim made or any litigation or other legal proceeding filed by any Seller Party or any of their respective officers, employees or Affiliates (other than defenses and counterclaims raised in good faith and which no Seller Party has affirmatively waived pursuant to the Facility Documents) which (i) alleges that, after Buyer has exercised its remedies under the Facility Documents, Buyer is not the record and beneficial owner of, and did not acquire good and marketable title to, each Purchased Asset in accordance with the Facility Documents, or (ii) is intended to delay, oppose, impede, obstruct, hinder, enjoin or otherwise interfere with or frustrate the efforts of Buyer to exercise any rights and remedies available to Buyer as provided in the Facility Documents;

(f) any Seller Party has breached Section 14(x) (Special Purpose Entity) of the Repurchase Agreement, which breach does not result in a substantive consolidation of any Seller with any other entity;

(g) any Future Advance Failure;

(h) any material breach of any representations and warranties in any of the Facility Documents by any Seller Party or any Affiliate thereof relating to environmental laws, any action or omission by any Seller Party or any Affiliate thereof resulting in the violation of environmental laws or any material breach of any indemnity for costs incurred in connection with the violation of any environmental law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any environmental law, in each case in any way affecting the properties of any Seller or any Subsidiary thereof, or any of the Purchased Assets;

(i) any breach by (i) any Seller of Sections 13(y) (Regulatory Compliance) or 13(z) (Sanctions Compliance) of the Repurchase Agreement, (ii) any Affiliated Transferor of Section 7(l) (Compliance with Law) and 7(q) (Regulatory Compliance) of the related Affiliated Transferor Pledge Agreement, (iii) Equity Pledgor of Sections 6(l) (Compliance with Law) and 6(q) (Regulatory Compliance) of the Equity Pledge Agreement, or (iv) Guarantor of Sections 10(o) (Regulatory Compliance) or 10(r) (Sanctions Compliance) of this Guaranty;

(j) any recharacterization by any court of any prior transfer of a Purchased Asset to any Seller by any Affiliate of any Seller or Guarantor as something other than a true sale or true contribution;

(k) any failure of any statement in the Recycled SPE Certificate to be true and correct; or

(l) any failure of any Servicer that is an Affiliate of any Seller Party to turn over or otherwise transfer to Buyer or its designee any escrows, reserves or any other amounts held by it under or with respect to the Purchased Assets that are maintained by it upon Buyer’s exercise of remedies under any Facility Document.

“REIT” shall mean an entity that has elected to be a “real estate investment trust” for federal income tax purposes pursuant to Sections 856, et seq. of the Internal Revenue Code.

“Trigger Obligations” shall mean, (i) to the extent a Full Recourse Trigger Event shall have occurred, the Obligations under the Repurchase Agreement, and (ii) to the extent a Loss Recourse Trigger Event shall have occurred under the definition thereof, any actual and documented out-of-pocket losses, damages (excluding in all cases, however, punitive damages, consequential damages, indicative damages, special damages, in each case, except to the extent owed to any third parties, or damages in the nature of “lost profits” or “lost opportunities”), costs, liabilities, claims, expenses or other obligations actually incurred by Buyer (including, without limitation, fees and expenses of counsel) arising out of such event.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to sections and paragraphs of this Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty.

(a) Guarantor hereby, unconditionally and irrevocably, guarantees to Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance of the Guarantor Obligations when due (whether at stated maturity, by acceleration or otherwise).

(b) Guarantor further agrees to pay any and all actual and documented out-of-pocket expenses (including, without limitation, all fees and disbursements of outside counsel) which may be paid or incurred by Buyer in enforcing, or obtaining the advice of counsel in respect of, any rights with respect to, or collecting any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the latest to occur of (i) the termination of the Repurchase Agreement and this Guaranty and the payment in full of the Obligations and (ii) the payment in full of the Guarantor Obligations.

(c) Other than payments made by or otherwise received or collected from Guarantor in respect of the Guarantor Obligations, no payment or payments made by any Seller, Guarantor, or any other Person or received or collected by Buyer from any Seller, Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for Guarantor Obligations until the Obligations are paid in full and the Repurchase Agreement is terminated subject to the provisions of Section 7 hereof.

(d) Guarantor, without duplication for amounts paid by Sellers, shall pay additional amounts to, and indemnify, Buyer (including for purposes of this Section 2, any assignee, successor or participant) with respect to Taxes (as defined in the Repurchase Agreement) imposed on payments pursuant to this Guaranty to the same extent as Sellers would have paid additional amounts and indemnified Buyer with respect to Taxes under Section 8 of the Repurchase Agreement if Guarantor were a Seller under the Repurchase Agreement. For the avoidance of doubt, any such payments are in addition to Guarantor’s obligation to pay any amounts otherwise required to be paid by Sellers to Buyer.

(e) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guaranty for such purpose.

3. Right of Set-off. Guarantor hereby irrevocably authorizes Buyer at any time and from time to time without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all monies and other property of Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Guarantor or any part thereof in such amounts as Buyer may elect against and on account of the Guarantor Obligations, Obligations under the Repurchase Agreement and liabilities of Guarantor to Buyer hereunder, and claims of every nature and description of Buyer against Guarantor, in any currency, whether arising hereunder, under the Repurchase Agreement, or otherwise, as Buyer may elect, whether or not Buyer has made any demand for payment and although such Guarantor Obligations, such Obligations under the Repurchase Agreement and liabilities and claims may be contingent or unmatured. Buyer shall notify Guarantor promptly of any such set-off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Buyer under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Buyer may have.

4. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Buyer, Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against any Seller or any other Person or any collateral security or guarantee or right of offset held by Buyer for the payment of the Guarantor Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from any Seller or any other Person in respect of payments made by Guarantor hereunder, until all amounts owing to Buyer on account of the Guarantor Obligations are paid in full and the Repurchase Agreement is terminated. Guarantor hereby subordinates all of its subrogation rights against any Seller to the full payment of the Obligations due Buyer under the Repurchase Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Obligations under the Facility Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against Guarantor Obligations, whether matured or unmatured, in such order as Buyer may determine.

5. Amendments, Etc. with Respect to Guarantor Obligations; Waiver of Rights. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guarantor Obligations made by Buyer may be rescinded by Buyer and any of the Guarantor Obligations continued, and Guarantor Obligations or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and the Repurchase Agreement, and the other Facility Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for Guarantor Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Sellers or any other Person, and any failure by Buyer to make any such demand or to collect any payments from Sellers or any such other Person or any release of Sellers or such other Person shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Guarantee Absolute and Unconditional.

(a) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty, Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between any Seller and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

(b) Guarantor hereby expressly waives all set-offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon any Seller or Guarantor, surrender or other handling or disposition of assets subject to the Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against any Seller or against any assets subject to the Repurchase Agreement, and other formalities of any kind.

(c) Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment and performance of the Guarantor Obligations (and not of their collectability only), and is in no way conditioned upon any requirement that Buyer first attempt to collect or seek performance of any of the Guarantor Obligations from any Seller, without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller from the Obligations, or of Guarantor from this Guaranty, in bankruptcy or in any other instance.

(d) When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from any Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor.

(e) This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and Guarantor Obligations shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto any Seller may be free from any Obligations.

(f) Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

7. Reinstatement. The obligations of Guarantor under this Guaranty, and this Guaranty, shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by Buyer upon the insolvency, bankruptcy, dissolution, winding-up, liquidation or reorganization of a Seller or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Seller or Guarantor or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.

8. Payments. Guarantor hereby agrees that payments hereunder will be paid to Buyer without set-off or counterclaim in U.S. Dollars.

9. Guarantor Obligations Enforceable. Guarantor agrees that, as between Guarantor and Buyer, Guarantor Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Seller and that, in the event of any such declaration (or attempted declaration), Guarantor Obligations shall forthwith become due by Guarantor for purposes of this Guaranty.

10. Representations. Guarantor represents and warrants to Buyer that as of the date of this Guaranty, each Purchase Date and each other date on which these representations and warranties are remade or deemed remade in accordance with the terms of this Guaranty or any other Facility Document or certification delivered in connection herewith or therewith and at all times while the Facility Documents and any Transaction thereunder is in full force and effect:

(a) Solvency. This Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Guarantor’s creditors. Guarantor is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereto. Guarantor has received reasonably equivalent value in exchange for entering into this Guaranty. Guarantor has adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor is generally able to pay, and is paying, its debts as they come due. After giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

(b) Ability to Perform. Guarantor has the ability to perform each and every covenant contained in this Guaranty and each other Facility Document to which it is a party on its part to be performed.

(c) Existence. Guarantor (i) is a statutory trust duly organized and validly existing under the laws of the State of Maryland, (ii) is in good standing under the laws of the State of Maryland, (iii) has all requisite statutory trust power or other power and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iv) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(d) No Breach. Neither (a) the execution and delivery of this Guaranty nor any other Facility Document to which Guarantor is a party nor (b) the consummation of the transactions herein or therein contemplated to be entered into by Guarantor in compliance with the terms and provisions hereof or thereof will conflict with or result in (i) a breach of the organizational documents of Guarantor, (ii) a breach of any applicable law, rule or regulation, (iii) a breach of any order, writ, injunction or decree applicable to Guarantor of any Governmental Authority, (iv) a breach of or default under any other agreement or instrument to which Guarantor or any of its Subsidiaries is a party or by which Guarantor or any of its Property is bound or to which Guarantor is subject or (v) the creation or imposition of any Lien (except for the Liens created pursuant to this Guaranty or any other Facility Document) upon any Property of Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(e) Action. Guarantor has all necessary limited liability or other power, authority and legal right to execute, deliver and perform its obligations under this Guaranty and each other Facility Document to which Guarantor is a party; the execution, delivery and performance by Guarantor of this Guaranty and each other Facility Document to which Guarantor is a party has been duly authorized by all necessary limited liability company action or other action on its part; and this Guaranty and each other Facility Document to which Guarantor is a party has been duly and validly executed and delivered by Guarantor for good and valuable consideration, and constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Guarantor of this Guaranty or any other Facility Document to which Guarantor is a party or for the legality, validity or enforceability hereof or thereof, except for (i) such authorizations, approvals or consents as have already been obtained, and (ii) filings and recordings in respect of the Liens created pursuant to the Facility Documents, if any.

(g) Enforceability. This Guaranty and each other Facility Document to which Guarantor is a party are legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(h) Material Adverse Effect. Since the date of the most recent Financial Statements with respect to Guarantor delivered to Buyer, there has been no development or event nor, to Guarantor’s knowledge, any prospective development or event, which has had or could be reasonably expected to have a Material Adverse Effect.

(i) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings affecting Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any federal or state court or before any Governmental Authority that (i) questions or challenges the validity or enforceability of this Guaranty, any other Facility Document to which Guarantor is a party or any action to be taken in connection with the transactions contemplated hereby or thereby, (ii) makes a claim which, individually or in the aggregate with other claims, is in an amount greater than the applicable Litigation Threshold or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default.

(j) Taxes. Guarantor and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any timely filed extensions or any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(k) Investment Company Act. Neither Guarantor nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(l) Location of Books and Records. The location where Guarantor keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office listed on Schedule 1 hereto.

(m) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Guaranty and each other Facility Document to which Guarantor is a party or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Guarantor to Buyer in connection with this Guaranty and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known, development or event that is known to Guarantor, nor to the knowledge of a Responsible Officer of Guarantor, after reasonable due inquiry any prospective development or event, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(n) No Reliance. Guarantor has made its own independent decisions to enter into this Guaranty and each Facility Document to which it is a party and as to whether it is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Buyer as to any aspect of this Guaranty, including without limitation, the legal, accounting or tax treatment thereof. Neither Buyer nor any other party on Buyer’s behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty. In addition, Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Seller and is, or will be, familiar with the value of any and all Mortgage Assets intended to be subject to Transactions; however, as between Buyer and Guarantor, Guarantor is not relying on such financial condition or the value of the Mortgage Assets as an inducement to enter into this Guaranty.

(o) Compliance with Law. Guarantor has complied with, and will continue to comply with, all Applicable Laws, including, without limitation, Anti-Corruption Laws and Anti-Money Laundering Laws. Without limiting the foregoing, Guarantor maintains an anti-money laundering compliance program appropriate to its risk profile and consistent with Anti-Money Laundering Laws.

(p) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Guarantor to be incurred by Guarantor or any ERISA Affiliate thereof with respect to any Plan in an amount that could reasonably be expected to create liability for Guarantor in excess of $500,000.

(ii) No Plan of Guarantor or any ERISA Affiliate thereof had any minimum required contribution under Section 430 of the Code or any required installment under Section 430(j) of the Code that was due but unpaid or underpaid as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such Plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. Neither Guarantor nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA. No Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

(iii) Each Plan of Guarantor and its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any liability for Guarantor in excess of $500,000.

(iv) None of Guarantor, any of its Subsidiaries or any ERISA Affiliate has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty is less than $500,000.

(v) None of Guarantor, any of its Subsidiaries or any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could create liability for Guarantor in excess of $500,000.

(q) Plan Assets. Guarantor is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, or is acting on behalf of any of the foregoing. Guarantor is not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA, and none of the assets of Guarantor are “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.

(r) Sanctions Compliance. Neither Guarantor nor any of its Affiliates, directors, officers or, to the extent applicable, employees or agents is a Sanctioned Person. Guarantor does not, and will not, directly or indirectly, conduct business with, or engage in any dealings or transactions involving, any Sanctioned Person or any Sanctioned Jurisdiction, or otherwise in violation of Sanctions, and Guarantor will not use any proceeds of the transactions contemplated by the Facility Documents, directly or indirectly, to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Jurisdiction or in any other manner that would result in a violation by any Person (including Buyer) of Sanctions. For the avoidance of doubt, an entity owned 50 percent or more, directly or indirectly and in the aggregate, by one or more Sanctioned Persons shall itself be treated as a Sanctioned Person.

(s) No Outstanding Judgments. Except as disclosed in writing to Buyer, there are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America.

(t) [Reserved].

(u) Real Estate Investment Trust. Guarantor is a REIT and has not engaged in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code, that would be reasonably expected to have a Material Adverse Effect.

11. Covenants. On and as of the date of this Guaranty and each Purchase Date and on each day until this Guaranty and the Repurchase Agreement are no longer in force, Guarantor covenants as follows:

(a) Preservation of Existence; Compliance with Law. Guarantor shall:

(i) preserve and maintain its legal existence;

(ii) (A) comply with (1) the requirements of all Applicable Laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), (2) any agreements to which it is bound or its assets are subject and (3) its organizational documents, and (B) not engage in any conduct or activity that could subject its assets to forfeiture or seizure;

(iii) preserve and maintain all rights, privileges, licenses, franchises, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business in accordance with Applicable Laws; and

(iv) keep records and books of account, in which complete and correct entries will be made in accordance with GAAP consistently applied, and set aside on its books from its earnings for each fiscal year of Guarantor all such proper reserves in accordance with GAAP, consistently applied.

(b) Taxes. Guarantor and its Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Guarantor shall give to Buyer notice of the following events:

(i) as soon as practicable, but in any case, no more than two (2) Business Days after Guarantor has actual knowledge of:

(A) the occurrence of any Default, Event of Default or any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(B) any fact that could be the basis of any Mandatory Early Repurchase Event or Credit Event with respect to a Purchased Asset, notice identifying the related Purchased Asset with respect to which such Mandatory Early Repurchase Event or Credit Event exists and detailing the cause of such potential Mandatory Early Repurchase Event or Credit Event; or

(C) receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(ii) as soon as practicable, but in any case, no more than five (5) Business Days after Guarantor has actual knowledge of:

(A) any event of default (or similar event) that is continuing under any Indebtedness or other material contractual obligations of Guarantor;

(B) any investigation, regulatory action or proceeding that is pending or threatened by or against Guarantor in any federal or state court or before any Governmental Authority; or

(C) any litigation or proceeding that is pending or threatened against (a) such Guarantor in which the amount involved exceeds the applicable Litigation Threshold or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any Seller or any of the Repurchase Assets;

(iii) as soon as practicable, but in any case, no more than ten (10) Business Days after Guarantor has actual knowledge of:

(A) an adverse change in the insurance coverage of Guarantor, with a copy of evidence of the same attached;

(B) any material change in the accounting policies or financial reporting practices of Guarantor; or

(C) the termination or non-renewal of any debt facilities of Guarantor;

(iv) promptly, but no later than two (2) Business Days after Guarantor receives any of the same, Guarantor shall deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document received by Guarantor from any Person pursuant to, or in connection with, any of the Repurchase Assets; and

(v) promptly, but no later than two (2) Business Days after Guarantor receives notice of the same, any Purchased Asset submitted for a potential Optional Repurchase (whole loan or securitization) under a bailee letter, and which was rejected for purchase.

(d) Financial Statements. Guarantor shall deliver to Buyer the financial statements, certificates and reports required pursuant to Section 14(d) of the Repurchase Agreement.

(e) Visitation and Inspection Rights. Guarantor shall permit Buyer to inspect, examine and to discuss with Guarantor’s officers, agents and auditors, the affairs, business, finances, and accounts of Guarantor, the Repurchase Assets, and Guarantor’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Guarantor.

(f) Material Change in Business. Guarantor shall not make any material change in the nature of its business as carried on at the date hereof.

(g) Limitation on Dividends and Distributions. To the extent any Guarantor Obligations have accrued and are outstanding, or if an Event of Default would result therefrom, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Guarantor, either directly or indirectly, whether in cash or property or in obligations of Guarantor or any of Guarantor’s consolidated Subsidiaries.

(h) Investment Company Act. Neither Guarantor nor any of its Subsidiaries shall be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Guarantor or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder or under any other Facility Document to which Guarantor is a party and during Buyer’s diligence of Guarantor are and will be true, accurate and complete in all material respects and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not materially misleading. All required financial statements, information and reports delivered by Guarantor to Buyer pursuant to this Guaranty or any other Facility Document shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(j) Further Assurances.

(i) Guarantor will not allow any default for which it is responsible to occur under this Guaranty or any other Facility Document to which it is a party and Guarantor shall fully perform or cause to be performed when due all of its obligations under this Guaranty and each other Facility Document to which it is a party.

(ii) If Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Guarantor (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon Guarantor or its Affiliates by any third party investors), Guarantor shall provide or cause to be provided such reasonable information and/or responses within five (5) Business Days of Buyer’s request.

(k) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of Five Hundred Thousand Dollars ($500,000), Guarantor shall give Buyer a written notice specifying the nature thereof, what action Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Guarantor shall furnish to Buyer copies of (i) all notices received by Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of Five Hundred Thousand Dollars ($500,000); and (iii) all funding waiver requests filed by Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than Five Hundred Thousand Dollars ($500,000), and all communications received by Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(l) Financial Condition Covenants. At all times, Guarantor shall comply and agrees to comply with the Financial Condition Covenants as set forth in Section 3 of the Pricing Side Letter, as the same may be amended in accordance with the terms of the Pricing Side Letter.

(m) Limitation on Accounting Changes. Guarantor shall not make any material change in the accounting policies or financial reporting practices of Guarantor or its Subsidiaries, except to the extent such change is required by GAAP, consistently applied.

(n) ERISA Matters.

(i) Guarantor shall not permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of Guarantor or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of Five Hundred Thousand Dollars ($500,000).

(ii) Guarantor shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code or an entity deemed to hold and Guarantor shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA. Neither the execution of this Guaranty by nor the consummation of any transactions hereunder with Guarantor is subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(o) Consolidations, Mergers and Sales of Assets. Guarantor shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(p) Anti-Money Laundering and Sanctions Laws. Guarantor shall comply with all applicable Anti-Money Laundering Laws, and maintain its policies with respect thereto. Guarantor shall comply with Sanctions at all times and shall not, directly or indirectly, conduct business with, or engage in any dealings or transactions involving, any Sanctioned Person or any Sanctioned Jurisdiction, or otherwise in violation of Sanctions. Guarantor shall promptly (and in any event within one (1) Business Day) notify Buyer in writing upon any Responsible Officer of Guarantor obtaining knowledge of any breach of Sections 10(o) or 10(r), and shall describe in reasonable detail the facts and remediation steps.

(q) No Change in Control. Guarantor shall not, without the prior consent of Buyer, permit a Change in Control to occur.

(r) Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case, or join or collude with any Person in the filing of an involuntary case, in respect of any Seller under the Bankruptcy Code.

(s) Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guarantor Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of such Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein without adequate consideration therefore. As used herein, “Net Worth” means, with respect to Guarantor and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, Guarantor’s stockholder equity (determined in accordance with GAAP).

(t) Real Estate Investment Trust. Guarantor will remain a REIT and will not engage in any “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code that would be reasonably expected to have a Material Adverse Effect.

12. Waiver of Rights. Guarantor hereby waives: (i) notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty and the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between Sellers and Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty; (ii) diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to Guarantor Obligations; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of any Seller; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver), failure by Buyer to perfect a security interest in any collateral securing payment and performance of the Guarantor Obligations or to realize the value of any collateral or other assets which may be available to satisfy Guarantor Obligations and any delay by Buyer in exercising any of its rights hereunder or against any Seller.

13. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement, or, with respect to Guarantor, at the “Address for Notices” specified below its name on the signature page hereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

16. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer.

(b) Buyer shall not by any act (except by a written instrument pursuant to clause (a) above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any event giving rise to Guarantor’s obligations under Guarantor Obligations or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Buyer and its successors and assigns. This Guaranty may not be assigned by Guarantor without the express written consent of Buyer.

19. Agents. Buyer may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

20. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

21. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OR DELIVERING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL OR DELIVERY), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22. WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. Intent. The parties intend and agree that (i) this Guaranty, as it relates to the Repurchase Agreement, is a security agreement and credit enhancement related to a “repurchase agreement”, a “securities contract” and a “master netting agreement” and as such, is also a “repurchase agreement”, a “securities contract” and a “master netting agreement” and (ii) each of Buyer’s rights—specifically, the termination, liquidation or acceleration or offset of net termination values, payment amounts or other transfer obligations—arising under or in connection with this Guaranty, is, in each case, a contractual right as such term is used in Sections 741(7)(A), 101(47), 555, 559, 362(b)(6) and 362(b)(7) of the Bankruptcy Code when relating to a “repurchase agreement” and “securities contract” and Sections 101(38A)(A), 561 and 362(b)(27) of the Bankruptcy Code when relating to “a master netting agreement.” The parties further agree not to challenge, and hereby waives to the fullest extent available under applicable law their rights to challenge, the characterization of this Guaranty, the Repurchase Agreement or any Transaction under the Repurchase Agreement as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST, as Guarantor

By:	/s/ Marc Fox
Name: Marc Fox
Title: Treasurer

Address for Notices:

BlackRock Monticello Debt Real Estate Investment Trust

50 Hudson Yards

New York, NY 10001

Attention: James Rehlaender III

Email: [***]

With a copy to:

MONTICELLOAM LLC

600 Third Avenue

21st Floor

New York, NY 10016

Attention: Marc Fox

Telephone: [***]

Email: [***]

And to:

Polsinelli

1201 W Peachtree St NW, Ste. 1100

Atlanta, Georgia 30309

Attention: Joshua F. Reif

Telephone: [***]

Email: [***]

[Nomura/Blackrock-Monticello – Guaranty]